UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2014

M/I HOMES, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-12434	31-1210837
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3 Easton Oval, Suite 500, Columbus, Ohio	43219
(Address of principal executive offices)	(Zip Code)

(614) 418-8000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.12)
❑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 5, 2014, the Compensation Committee (the “Committee”) of the Board of Directors of M/I Homes, Inc. (the “Company”) adopted a form of award agreement (the “Award Agreement”) for the grant of performance share units (the “Performance Units”) under the terms of the Company’s 2009 Long-Term Incentive Plan, as amended (the “2009 Plan”).
Under the terms of the 2009 Plan and the Award Agreement, an award of Performance Units will cover a target number of Performance Units. The Performance Units will vest and be earned, if at all, after the completion of a three-year performance period (the “Performance Period”), based on (1) (a) the Company’s cumulative pre-tax income from operations, excluding extraordinary items, over the Performance Period, and (b) the Company’s total relative shareholder return over the Performance Period compared to the total shareholder return of a peer group of other publicly-traded homebuilders and (2) the participant’s continued employment through the end of the Performance Period (except in the case of termination due to death, disability or retirement or involuntary termination without cause by the Company).

The actual number of Performance Units that will vest and be earned may be increased by up to 50% (from the target number) if the Company achieves the maximum performance levels for both of the performance goals and decreased to zero if the Company fails to meet the minimum performance levels for both of the performance goals. If the Company achieves the minimum performance levels for both of the performance goals, 50% of the target number of Performance Units will vest and be earned. The percentage of the target number of Performance Units that will vest and be earned for performance between (1) the minimum and target performance levels will increase proportionately from 50% to 100% based on our actual performance and (2) the target and maximum performance levels will increase proportionately from 100% to 150% based on our actual performance. Vested Performance Units will be settled on a one-for-one basis in whole common shares of the Company. The Performance Units have no dividend or voting rights. Any portion of the Performance Units that do not vest due to inadequate performance or termination of employment will be forfeited. The Committee will establish the respective weights of the performance goals and the minimum, target and maximum performance levels applicable to the performance goals when it awards Performance Units.

The foregoing description of the terms of the Performance Units and the Award Agreement is qualified in its entirety by reference to the provisions of the Award Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description of Exhibit

10.1	Form of Performance Share Unit Award Agreement under the M/I Homes, Inc. 2009 Long-Term Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 7, 2014

M/I Homes, Inc.

By:	/s/ Ann Marie W. Hunker
Ann Marie W. Hunker
Vice President, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Form of Performance Share Unit Award Agreement under the M/I Homes, Inc. 2009 Long-Term Incentive Plan.